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                                                                      EXHIBIT 11

                            THE PIONEER GROUP, INC.

                 COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

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
                                                                    THREE MONTHS
                                                                       ENDED
                                                                     MARCH 31,
COMPUTATION FOR                                               ------------------------
CONSOLIDATED STATEMENT OF INCOME                                 1998          1997
--------------------------------                                 ----          ----
Net Income(1)...............................................      $5,347        $7,309
                                                              ==========    ==========
Basic Earnings Per Share Calculation:
  Weighted average number of common shares outstanding......  24,890,000    24,703,000
                                                              ==========    ==========
Basic Earnings Per Share Calculation:.......................       $0.21         $0.30
                                                              ==========    ==========
Diluted Earnings Per Share Calculation:
  Weighted average number of common shares outstanding......  24,890,000    24,703,000
  Dilutive effect of stock options as common stock
  equivalents...............................................     745,000       685,000
  Dilutive effect of restricted stock proceeds as common
  stock equivalents.........................................     137,000        69,000
                                                              ----------    ----------
  Weighted average number of shares outstanding as
  adjusted..................................................  25,772,000    25,457,000
                                                              ==========    ==========
Diluted Earnings Per Share..................................       $0.21         $0.29
                                                              ==========    ==========
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(1) These amounts agree with the related amounts in the Consolidated Statement of Income.